UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 17, 2016

(Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

______________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 below regarding a new financial obligation is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 17, 2016, two subsidiaries of Griffin Industrial Realty, Inc. (“Griffin” or “Registrant”) closed on an approximately $26.7 million nonrecourse mortgage loan (the “Mortgage Loan”) with Webster Bank, N.A. (“Webster Bank”). The Mortgage Loan is collateralized by two fully leased industrial buildings aggregating approximately 532,000 square feet in the Lehigh Valley of Pennsylvania. These two facilities were developed by Griffin on a parcel of undeveloped land acquired in 2013 known as Lehigh Valley Tradeport II. One of the Lehigh Valley Tradeport II buildings had a nonrecourse mortgage loan with Webster Bank with a balance of approximately $13.7 million that was refinanced into the Mortgage Loan. The Mortgage Loan has a variable interest rate, but Griffin entered into an interest rate swap agreement with Webster Bank that, combined with two existing interest rate swap agreements with Webster Bank, fixes the rate of the Mortgage Loan at 3.77% over the Mortgage Loan’s ten-year term. Principal payments on the Mortgage Loan are based on a twenty-five year amortization schedule. At closing, Griffin received cash proceeds (before financing costs) of $13.0 million from the Mortgage Loan, which was net of the current principal balance of the refinanced loan. Griffin intends to use the mortgage proceeds for general business purposes, including continued investment in its real estate assets.

Item 7.01.	Regulation FD Disclosure

A copy of Griffin’s November 21, 2016 press release announcing the closing of the Mortgage Loan is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Registrant’s November 21, 2016 Press Release (attached hereto).

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These forward-looking statements include Griffin’s intention regarding the potential uses of the mortgage proceeds.  Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2015. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: November 21, 2016